EXHIBIT 23.1

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of Microtest Inc. on Form S-8, of our report dated February 4, 1998, appearing in the Annual Report on Form 10-K of Microtest Inc. for the year ended December 31, 1997.




DELOITTE & TOUCHE LLP
Phoenix, Arizona
December 4, 1998